[RCG LETTERHEAD GOES HERE]                                         Exhibit 23.4



                       CONSENT OF ROSEN CONSULTING GROUP


To Prime Group Realty Trust:

          In connection with Prime Group Realty Trust's initial public offering of its Common Shares of beneficial interest, we hereby consent (i) to the use of our report, Economic, Office and Industrial Market Trends in Chicago, Nashville, Knoxville and Columbus, dated October 9, 1997, (the "Report"), in this Registration Statement on Form S-11 (this "Registration Statement"), (ii) to all references to our firm and the Report included in or made a part of this Registration Statement, (iii) to the reference to our firm as experts in the section under the caption "Experts" in the Registration Statement and (iv) to the filing of the Report with the United States Securities and Exchange Commission as an exhibit to the Registration Statement.

                                       Sincerely,

                                       ROSEN CONSULTING GROUP


                                        /s/ Kenneth T. Rosen
                                       ----------------------------
                                       By:  Kenneth T. Rosen
                                       Its: President

Berkeley, California
October 13, 1997